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                                                                    EXHIBIT 23.6

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of our opinion letter dated June 13, 2001 to the Board of Directors of Promistar Financial Corporation, included as Appendix C to the Joint Proxy Statement/Prospectus of ________, 2001 which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Promistar Financial Corporation and F.N.B. Corporation and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                             /s/ KEEFE, BRUYETTE & WOODS, INC.